                                                                     Exhibit 4-1

CUSIP No.: 552 69A AC1
No. R-3                                                             $100,000,000


         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                           MCN INVESTMENT CORPORATION

                  6 3/8% REset Put Securities (REPS(SM)) due 2008

         MCN INVESTMENT CORPORATION, a corporation duly organized and existing under the laws of the State of Michigan (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on April 1, 2008, in the coin or currency of the United States of America, and to pay interest thereon from April 6, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate determined as set forth on the reverse hereof, semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 1998, on said principal sum in like coin or currency. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be then listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security shall be made at the Corporate Trust Office of the Trustee in The City of New York, New York, or at such other office or agency of the Company as it may designate for such purpose pursuant to the Indenture hereinafter referred to, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register of the Company as provided in the Indenture.

         Reference is made to the further provisions of this Security set forth on the reverse hereof, including those describing the Call Option, the Mandatory Put and the Coupon Reset Process, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, MCN INVESTMENT CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated: 4/6/1998

                                            MCN INVESTMENT CORPORATION



                                            By: /s/ Sebastian Coppola
                                               ---------------------------------
                                                 Title: Vice President and
                                                        Treasurer


ATTEST:


By: /s/ Daniel L. Schiffer                                           [SEAL]
   --------------------------------
     Title: Vice President, General
            Counsel and Secretary


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: 4/6/1998


                                  NBD BANK, as Trustee


                                  By: /s/ Ernest Peck
                                     --------------------------------
                                          Authorized Signatory

                           MCN INVESTMENT CORPORATION

                  6 3/8% REset Put Securities (REPS (SM) due 2008

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities" or the "REPS"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1995 (the "Indenture"), between the Company and NBD Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture. This Security is one of the series designated as the "6 3/8% REset Put Securities (REPS(SM)) due 2008", such series limited in aggregate principal amount to $100,000,000. Subject to the Call Option and the Mandatory Put described below, the REPS are not redeemable prior to maturity. The terms of the REPS include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect from time to time. The REPS are subject to all such terms and Holders thereof are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

Interest Payments

         The REPS will bear interest, payable on each Interest Payment Date to Holders of record on the Regular Record Date preceding such Interest Payment Date, at 6 3/8% per annum from April 6, 1998 or from the most recent Interest Payment Date to which interest have been paid or duly provided for to but excluding April 1, 2003 (the "Coupon Reset Date"), whereupon (x) if all of the REPS are purchased on such date by the Callholder pursuant to its Call Option, the REPS shall bear interest from and including the Coupon Reset Date to but excluding April 1, 2008 (the "Final Maturity Date") at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below, or (y) the REPS shall be purchased by the Company pursuant to the exercise of the Mandatory Put by the Trustee on behalf of the Holders of the REPS. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         If the Callholder elects to purchase the REPS pursuant to the Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate for the REPS effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstances, (i) this Security will be purchased by the Callholder, in whole but not in part, at 100% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date), and (ii) from and including the Coupon Reset Date, the Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process" below.

Maturity Date

         The REPS will mature on the Final Maturity Date. On the Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases this Security pursuant to the Call Option, or (ii) the Company, by exercise of the Mandatory Put (as defined below) by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Security pursuant to the Call Option.

Call Option; Mandatory Put

         (i) Call Option. The Callholder, by giving notice to the Trustee (the "Call Notice"), has the right to purchase the aggregate principal amount of this Security, in whole but not in part (the "Call Option"), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the "Call Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Regular Record
Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than fifteen calendar days prior to the Coupon Reset Date. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's DTC account. The Call Notice may be revoked by the Callholder at any time prior to 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date.

         If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder will deliver the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the REPS (including, if applicable, the Holder hereof) on the Coupon Reset Date and (ii) the Holder hereof will be required to deliver and will be deemed to have delivered this Security to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no Holder of the REPS or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

         The Callholder may at any time assign its rights and obligations under its Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee will treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the REPS (including, if applicable, the Holder hereof).

         The Call Option sets forth certain circumstances in which the Call Option will automatically be terminated.

         (ii) Mandatory Put. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee will exercise the right of the Holders of the REPS (including, if applicable, the Holder hereof) to require the Company to purchase the aggregate principal amount of REPS, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the Holders of the REPS (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put then the Company will deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the REPS will be required to deliver and will be deemed to have delivered the REPS to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of the REPS, each Holder irrevocably agrees that the Trustee shall exercise the Mandatory Put relating to such REPS for or on behalf of the Holders of the REPS as provided herein. No Holder of any REPS or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

Notice to Holders by Trustee

         In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee will notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all REPS will be delivered on the Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put. The Trustee will notify the Holder hereof once it is determined whether the Call Price or the Put Price will be delivered in accordance with the provisions hereof.

Coupon Reset Process

         Pursuant to and subject to the terms of a Calculation Agency Agreement, dated as of April 6, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) will be the Calculation Agent. If the Callholder timely exercises its Call Option and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate ("Coupon Reset Rate") to be paid on the REPS from and including the Coupon Reset Date to but excluding the Final Maturity Date:

                  (i)      The Company shall provide the Calculation Agent with
                           (a) a list (a "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (one of which shall be Morgan Stanley & Co. Incorporated) from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the REPS and (b) such other material as may reasonably be requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

                  (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the Prospectus Supplement and accompanying Prospectus relating to the REPS, (b) a copy of the form of the REPS and (c) a written request that each such Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the REPS, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the REPS ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company, (b) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below), (c) the principal amount and maturity of the REPS and (d) the method by which interest will be calculated on the REPS.

                  (iii) The purchase price to be paid by any Dealer for the REPS (the "Purchase Price") shall be equal to (a) the principal amount of the REPS plus (b) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (x) the discounted present value to the Coupon Reset Date of a bond with a maturity of April 1, 2008 which has an interest rate equal to 5.61%, semi-annual interest payments on each April 1 and October 1, commencing October 1, 2003, and a principal amount of $100,000,000, and assuming a discount rate equal to the Treasury Rate over (y) $100,000,000. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run five-year United States Treasury Security per Telerate page 500 (or any successor or substitute page as may replace such page on such service) at 11:00 a.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation
                           Agent) or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service) at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

                  (iv) The Calculation Agent shall provide written notice to the Company by 12:30 p.m., New York City time on the Bid Date of (a) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and
                           (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the REPS at the Yield to Maturity indicated by the Selected Bid, provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). The Calculation Agent shall promptly notify the Trustee and the Company in writing of the Coupon Reset Rate.

No Sinking Fund

         The Securities of this series shall not be subject to a sinking fund requirement.

Effects of Event of Default

         In the case of an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Amendments and Waivers

         The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and MCN Energy Group Inc. ("MCN") and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, MCN and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the

Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or MCN with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Obligation of Company

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

Denominations, Transfer and Exchange

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time such Depositary ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depositary shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same maturity and aggregate unpaid principal amount, shall be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No Liability of Certain Persons

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security of the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

Governing Law

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM--as tenants in common         (Name) CUST (Name) UNIF--(Name) as Custodian
TEN ENT--as tenants by the entirety       GIFT MIN ACT (state) for (Name) Under the (State)
JT TEN--as joint tenants with                               Uniform Gifts to
        right of survivorship                               Minors Act
        and not as tenants
        in common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE
LIST.
               ----------------------------------------------
To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:               Your Signature:
      ------------                  --------------------------------------------
                                    (Sign exactly as your name appears on the
                                    other side of this Security)
Signature Guarantee:
                     -----------------------------------------------------------
                     (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer
                     Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Social Security Number or Taxpayer Identification
Number:
       ------------------------------------------